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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan of Tractor Supply Company, of our report dated January 18, 2002, with respect to the consolidated financial statements of Tractor Supply Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 2001, filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP

Nashville, Tennessee
January 27, 2003